UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 12, 2008
                                                         -----------------

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                     --------------------------------------
               (Exact name of Registrant as Specified in Charter)

          Delaware                    0-28815                   06-1241321
          --------                    -------                   ----------
State or other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)              File Number)           Identification No.)


      13  North Street, Litchfield, Connecticut             06759
      -----------------------------------------             -----
       (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code: (860) 567-8752
                                                           --------------

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1.  Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.
            -------------------------------------------

Section 3.  Securities and Trading Markets

Item 3.02.  Unregistered Sales of Unregistered Securities.
            ---------------------------------------------

Item 3.03.  Material Modification to Rights of Security Holders.
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Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
            ------------------------------------------------------------------
            Appointment of Certain Officers; Compensatory Arrangements of
            -------------------------------------------------------------
            Certain Officers.
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Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change to Fiscal
            -------------------------------------------------------------------
            Year.
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         On December 12, 2008, First Litchfield Financial Corporation (the
"Company") entered into a Letter Agreement including a Securities Purchase Agreement-Standard Terms (the "Purchase Agreement") with the U.S. Treasury Department (the "Treasury") pursuant to which the Company issued and sold 10,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.0001 per share (the "Preferred Stock") under the Capital Purchase Program (the "CPP") of the Emergency Economic Stabilization Act of 2008 ("EESA") for aggregate consideration of $10,000,000 in cash. The Preferred Stock qualifies as Tier 1 capital for regulatory purposes.

         The Preferred Stock ranks senior to the Common Stock, par value $.01 per share (the "Common Stock") in the payment of dividends and upon distributions and amounts payable upon liquidation, dissolution or winding-up of the Company; it has a liquidation preference of $1,000 per share. The Preferred Stock pays a cumulative dividend of five percent (5%) per annum on the liquidation preference for the first five (5) years it is outstanding and thereafter at a rate of nine percent (9%) per annum when and if declared by the Company's Board of Directors. The Preferred Stock is non-voting, other than voting rights on certain matters that could adversely affect the Preferred Stock. If the dividends on the Preferred Stock have not been paid for an aggregate of six (6) quarterly dividend periods or more, whether or not consecutive, the Company's authorized number of directors will be automatically increased by two (2) and the holders of the Preferred Stock will have the right to elect those directors at the Company's next annual meeting or at a special meeting called for that purpose; these two directors will be elected annually and will serve until all accrued and unpaid dividends on the Preferred Stock have been paid. Prior to December 12, 2011, unless the Company has redeemed the Preferred Stock in whole or the Treasury has transferred all the shares of the Preferred Stock to a third party, the consent of the Treasury will be required for the Company to pay any quarterly dividend on the Common Stock in excess of $0.15 per share or redeem, purchase or acquire any shares of its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances.

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

         The Preferred Stock has no maturity date. The Preferred Stock may be redeemed by the Company at one hundred percent (100%) of the issue price plus any accrued and unpaid dividends on or after February 15, 2012. Prior to that date, the Company may redeem all or a portion of the Preferred Stock with the proceeds from a qualifying equity offering aggregating gross proceeds of at least $2,5000,000 of any Tier 1 perpetual preferred or common stock for cash, subject to the consent of the Board of Governors of the Federal Reserve System.

         As part of the transaction, the Company also issued to the Treasury an immediately exercisable ten-year Warrant to purchase up to 199,203 shares of the Common Stock at an initial exercise price of $7.53 per share. If the Warrant were fully exercised, the Company estimates that the ownership percentage of the current shareholders would be diluted by approximately 7.8% percent. If the Company completes one or more qualified equity offerings as described above on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of at least $10,000,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. The Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

         The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the resale or secondary offering of the Preferred Stock, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. Neither the Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the date on which the Company has received aggregate gross proceeds of not less than $10,000,000 from one or more qualified equity offerings and December 31, 2009.

         Pursuant to the terms of the Purchase Agreement, the Company agreed that, until such time as the Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under EESA as of December 12, 2008 and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with EESA. Additionally, Joseph J. Greco, Carroll A. Pereira, Frederick F. Judd III, Robert
E. Teittinen and Joelene E. Smith (each a "Senior Executive Officer") executed waivers and consents voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer's compensation or benefits that are required to comply with the regulation issued by Treasury under the CPP on October 20, 2008, acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called "golden parachute" agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the CPP and consenting to the foregoing amendments.

         On December 9, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to designate the Preferred Stock and to specify the preferences, rights, qualifications, limitations and restrictions of the Preferred Stock.

         The terms of the Preferred Stock and Warrant are set forth in the Purchase Agreement, the Warrant and the Certificate of Designations, each of which is included as an exhibit to this Report on Form 8-K and is incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of the provisions of these documents is qualified in its entirety by reference thereto.

Section 9. Financial Statements and Exhibits

         Item 9.01  Financial Statements and Exhibits.
                    ---------------------------------

         (a)    Not Applicable.

         (b)    Not Applicable.

         (c)    Not Applicable.

         (d)    Exhibits.
         ---    --------

                Exhibit 3.1. Certificate of Designations for the Preferred Stock filed December 9, 2008.

                Exhibit 4.1. Warrant to purchase Common Stock dated December 12, 2008.

                Exhibit 10.1. Letter Agreement between the Company and the United states Department of the Treasury dated December 12, 2008, including the Securities Purchase Agreement-Standard Terms attached thereto.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     FIRST LITCHFIELD FINANCIAL CORPORATION


                                     By   /s/ Joseph J. Greco
                                          -------------------------------------
                                          Joseph J. Greco
                                          President and Chief Executive Officer

Dated:  December 17, 2008



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